                                IMAX CORPORATION
                                   EXHIBIT 21
                        SUBSIDIARIES OF IMAX CORPORATION


Significant and other major subsidiary companies of the Registrant, as at December 31, 2001, comprise of the following:

                                                                             JURISDICTION OF    PERCENTAGE HELD BY
NAME OF SUBSIDIARY                                                             ORGANIZATION          REGISTRANT
------------------                                                           ---------------    ------------------
David Keighley Productions 70MM Inc.                                         Delaware                   100%
IMAX II U.S.A. Inc.                                                          Delaware                   100%
IMAX Entertainment Pte. Ltd.                                                 Singapore                  100%
IMAX Forum Ride, Inc.                                                        Delaware                   100%
IMAX Japan Inc.                                                              Japan                      100%
IMAX Minnesota Holding Co.                                                   Delaware                   100%
IMAX (Netherlands) B.V.                                                      Netherlands                100%
IMAX Rhode Island Limited Partnership                                        Rhode Island               100%
IMAX Sandde Animation Inc.                                                   Ontario                    100%
IMAX Scribe Inc.                                                             Delaware                   100%
IMAX Space Ltd.                                                              Ontario                    100%
IMAX Theatre Holding Co.                                                     Delaware                   100%
IMAX Theatre Holdings (OEI) Inc.                                             Delaware                   100%
IMAX Theatre Management Company                                              Delaware                   100%
IMAX Theatre Services Ltd.                                                   Ontario                    100%
IMAX U.S.A. Inc.                                                             Delaware                   100%
Miami Theatre LLC                                                            Delaware                   100%
Mitey Cinema Inc.                                                            Ontario                    100%
Mountainview Theatre Management Ltd.                                         Alberta                    100%
Nyack Theatre LLC                                                            Delaware                   100%
Ridefilm Corporation                                                         Delaware                   100%
Sacramento Theatre LLC                                                       Delaware                   100%
Sonics Associates, Inc.                                                      Alabama                    100%
Starboard Theatres Ltd.                                                      Canada                     100%
Wire Frame Films Ltd.                                                        Ontario                    100%



